UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2024

ALLIENT INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Commerce Drive
Amherst, New York 14228
(Address of Principal Executive Offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ALNT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, Allient Inc. (the “Company”) announced the appointment of James A. Michaud as Senior Vice President and Chief Financial Officer of the Company, effective June 3, 2024.

Prior to joining the Company, Mr. Michaud, age 59, served as Senior Vice President and Chief Financial Officer of Elior North America, a subsidiary of Elior Group SA, a global contract food and support services company. Prior to that, he was VP Global Business Services and Chief Accounting Officer for Delaware North, a global privately held hospitality company. He also previously held senior finance roles at Armored Autogroup, Inc., Warnaco Group, Inc., and Honeywell International, Inc. He began his career in public accounting including the role of Senior Manager with Ernst & Young, LLP. Mr. Michaud, a Certified Public Accountant, earned his B.S., Accountancy at Bentley University.

Mr. Michaud has no family relationship with the Company nor to any of its directors or executive officers, and there are no transactions in which Mr. Michaud has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Michaud and any other person pursuant to which Mr. Michaud was appointed as an officer of the Company.

The Company entered into an Employment Agreement with Mr. Michaud, in the form of the Employment Agreements previously entered into with certain other U.S.-based executives, the relevant provisions of which are discussed below.

Term. Unless terminated earlier in accordance with its terms, the Employment Agreement will remain effective until December 31, 2024, which is automatically extended for additional one-year periods unless either party gives notice of nonrenewal 180 days in advance of the annual renewal date.

Base Salary. The Employment Agreement provides for an annual base salary of $375,000 that may be reviewed annually for increase on a merit basis.

Annual Cash Incentive Bonus. Annual incentive bonuses are paid based on achieving performance criteria set annually by the Human Capital and Compensation Committee of the Board of Directors (the “Compensation Committee”). The performance criteria will recognize the overall financial performance of the Company.

Equity Incentive Compensation. The Executive will participate in the Company’s Performance Share Plan and any other equity incentive plans as may, from time to time, be provided to the Company’s senior executive officers (collectively, the “Equity Incentive Plans”). Annually, the Compensation Committee will consider equity grants to the Executive under the Equity Incentive Plans. In making its determination the Compensation Committee shall consider, among other things, the Executive’s responsibilities, efforts and performance in relation to the business plan and forecast, the development and performance of the Company’s products in the marketplace, the impact of the Company's products and product development on future prospects of the Company, increases in earnings, EBITDA and revenue, and any other factor that the Compensation Committee deems relevant.

Other Provisions. The Executive participates in other benefits and perquisites as are generally provided by the Company to its employees.

Termination for Cause. If the Executive is terminated for cause or due to his voluntary resignation (other than a termination for good reason), the Company would have no further obligation to pay any unearned compensation or to provide any future benefits to him.

Death. Upon death, salary continues to the end of the month containing the date of death and for three subsequent months. In addition, the Executive will receive a cash payment equal to a prorated portion of the

Annual Cash Incentive bonus that he would have earned for the fiscal year in which the death occurred; and immediate vesting of all of his outstanding equity grants and awards that vest on the basis of the passage of time (“Time Based Awards”) or awards that vest on the basis of performance criteria (“Performance-Based Awards”) that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Disability. In the case of disability, the Executive shall be entitled to the benefits under any disability insurance policies maintained by the Company for the benefit of the Executive. In addition, the Executive will receive a cash payment equal to a prorated portion of the Annual Cash Incentive bonus that he would have earned for the fiscal year in which the disability occurred had such disability not occurred; and immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Involuntary Termination Without Cause or for Good Reason. If the Executive is involuntarily terminated without cause or he terminates his employment for good reason, other than in connection with a Change in Control, the Employment Agreement entitles him to a cash payment equal to 100% of the Executive’s then current base salary. The Executive will also be entitled to continued coverage under the Company’s benefit plans for one year following termination at the same premium rates as may be charged from time to time for senior level employees. In addition, the Executive will be entitled to immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Change in Control. If the Executive is involuntarily terminated without cause or he terminates his employment for good reason, or the Company gives notice of non-renewal of the Employment Agreement, in each case within 24 months following a Change in Control, the Employment Agreement entitles him to:

●a cash payment equal to 100% of the Executive’s then current base salary plus the target Annual Cash Incentive for the year of termination (or if greater, the year immediately preceding the year in which the Change in Control occurred);
●an additional amount equal to the Executive’s target Annual Cash Incentive for the year of termination;
●an amount equal to 25% of his then current monthly base salary payable in cash for each of the first 24-months after the termination;
●immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Retirement. If the Executive’s employment terminates as a result of his retirement upon attaining 65 years of age and 10 years of continual employment, the Employment Agreement would entitle him to:

●a cash payment equal to a prorated portion of the target bonus that he would have earned for the fiscal year in which the termination occurred had such termination not occurred; and
●immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting (all unearned Performance-Based Awards shall be forfeited).pursuant to which he is entitled to an annual base salary of not less than $375,000 and with a term ending on December 31, 2024, which is automatically extended for additional one-year periods unless either party gives notice of nonrenewal 180 days in advance of the annual renewal date.

Item 9.01Financial Statements and Exhibits

(d)Exhibits. The following exhibit is filed herewith:

10.1	Form of Employment Agreement (Entered into with James A. Michaud dated April 29, 2024) (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed March 23, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 22, 2024

ALLIENT INC.

By: /s/ Jackson Trostle

Jackson Trostle
Corporate Controller